United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,834,560
Unrealized Gain (Loss) on Market Value of Futures	(3,363,670)
Dividend Income	452
Interest Income	390
ETF Transaction Fees	1,050
Total Income (Loss)	$(1,527,218)

Expenses
General Partner Management Fees	$25,659
Brokerage Commissions	1,624
Non-interested Directors' Fees and Expenses	426
Prepaid Insurance Expense	326
Other Expenses	13,560
Total Expenses	41,595
Expense Waiver	(8,428)
Net Expenses	$33,167
Net Income (Loss)	$(1,560,385)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/13	$39,556,439
Additions (100,000 Units)	4,397,852
Withdrawals (150,000 Units)	(6,364,874)
Net Income (Loss)	(1,560,385)

Net Asset Value End of Month	$36,029,032
Net Asset Value Per Unit (850,000 Units)	$42.39

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612